UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

Zumiez Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51300	91-1040022
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4001 204th Street SW, Lynnwood, WA 98036
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (425) 551-1500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZUMZ	Nasdaq Global Select

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On May 13, 2022, Zumiez Inc. (the “Company”) appointed Carmen R. Bauza to the Company’s Board of Directors. Ms. Bauza will serve as an independent Class III director, for a term expiring at the Company’s 2023 annual meeting of shareholders. Ms. Bauza will serve on the Company’s Audit Committee.

Ms. Bauza currently serves as a member of the board of directors of Destination XL Group, Inc., where she serves on the Nominating and Corporate Governance Committee and the Cybersecurity and Data Privacy Committee. She also is a member of the board of managers of Claire’s Holdings LLC, where she serves on the Nominating and ESG Committee. Most recently, Ms. Bauza served as the Chief Merchandising Officer at Fanatics, Inc. from January 2019 until April 2021. Prior to that, she was the Chief Merchandising Officer at HSN from November 2016 until December 2017 and the Senior Vice President, General Merchandise Manager Consumables, Health and Wellness at Walmart from June 2007 to October 2016. She previously held roles at Bath & Body Works, Five Below and The Walt Disney Company. Ms. Bauza currently serves as a member of the board of trustees at Seton Hill University and as an Advisor to RoundTable Healthcare Partners.

Ms. Bauza will receive the same compensation as other non-employee Company directors as described in the Company’s 2022 Proxy Statement under the heading “Director Compensation.”

There are no arrangements or understandings between Ms. Bauza and any other persons pursuant to which Ms. Bauza was selected as a director. There are no transactions since the beginning of the Company’s last fiscal year, or any currently proposed transactions, with the Company to which Ms. Bauza was or is to be a party, in which Mr. Bauza, or any member of his immediate family, has a direct or indirect material interest. Ms. Bauza has entered into the standard Company’ director indemnification agreement, whereby the Company agrees to indemnify, defend and hold Ms. Bauza directors harmless from and against losses and expenses incurred as a result of their board service, subject to the terms and conditions provided in the agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZUMIEZ INC.

Dated: May 13, 2022	By:	/s/ Chris Visser
Chris K. Visser
Chief Legal Officer & Secretary